AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1997 REGISTRATION NO. 333-19735



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                                  CLARCOR INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                  ------------


                                    DELAWARE                                  36-0922490
                          (State or Other Jurisdiction                       (I.R.S. Employer
                       of Incorporation or Organization)                   Identification Number)


                               2323 SIXTH STREET
                                 P.O. BOX 7007
                               ROCKFORD, ILLINOIS                                     61125
                    (Address of Principal Executive Offices)                        (Zip Code)


         UNITED AIR SPECIALISTS, INC. 1984 INCENTIVE STOCK OPTION PLAN
         UNITED AIR SPECIALISTS, INC. 1985 INCENTIVE STOCK OPTION PLAN
         UNITED AIR SPECIALISTS, INC. 1991 INCENTIVE STOCK OPTION PLAN
              UNITED AIR SPECIALISTS, INC. 1994 STOCK OPTION PLAN
 UNITED AIR SPECIALISTS, INC. 1994 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                           (Full Titles of the Plans)

                                 BRUCE A. KLEIN
              VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER
                               2323 SIXTH STREET
                                 P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125
                                 (815) 962-8867
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                             INTRODUCTORY STATEMENT

         CLARCOR INC., a Delaware corporation (the "Registrant"), hereby amends its Registration Statement on Form S-4 (Registration No. 333-19735) by filing this Post-Effective Amendment No. 1 on Form S-8.

         On February 28, 1997, United Air Specialists, Inc., an Ohio corporation ("UAS"), became a wholly-owned subsidiary of the Registrant upon consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of September 23, 1996 (the "Merger Agreement") among the Registrant, a wholly-owned subsidiary of the Registrant and UAS. Each option (an "Outstanding Option") to purchase Common Stock, without par value, of UAS ("UAS Common Stock"), which was outstanding immediately prior to the effective time of the Merger (the "Effective Time") pursuant to stock option plans of UAS referenced in the Merger Agreement as "Company Stock Plans" became an option to purchase the number of shares of Common Stock, par value $1 per share, of the Registrant ("Common Stock"), together with the associated rights to purchase shares of Series B Junior Participating Preferred Stock of the Registrant ("Rights") in accordance with the Stockholder Rights Agreement dated as of March 28, 1996 between the Registrant and the First Chicago Trust Company of New York, as Rights Agent, increased to the nearest whole share, determined by multiplying (i) the number of shares of UAS Common Stock subject to such Outstanding Option immediately prior to the Effective Time by (ii) .3702116 (the "Conversion Number"), at an exercise price per share of Common Stock (increased to the nearest whole cent) equal to the exercise price per share of UAS Common Stock immediately prior to the Effective Time divided by the Conversion Number. Each Outstanding Option will otherwise be exercisable upon the same terms and conditions as were applicable immediately prior to the Effective Time.

         This Post-Effective Amendment relates to the offer and sale after the Effective Time of Common Stock, together with the associated Rights, pursuant to and in accordance with the Outstanding Options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed (file number 1-11024) by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the year ended November 30, 1996;

2. The Registrant's Current Reports on Form 8-K filed with the SEC on January 6 and February 28, 1997;

3. The description of the Common Stock contained in the Registration Statement on Form S-4 (Registration No. 333-19735) under the caption "Description of CLARCOR Common Stock" filed by the Registrant with the SEC on January 14, 1997, including any amendments or reports filed for the purpose of updating such description; and

4. The description of the Rights contained in the Registration Statement on Form 8-A filed by the Registrant with the SEC on April 3, 1996, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees and agents from liability under certain circumstances. The Restated Certificate of Incorporation of the Registrant, as amended, provides indemnification for directors, officers, employees and agents to the extent permitted by the DGCL, eliminates to the extent permitted by the law the personal liability of directors for monetary damages to the Registrant and its stockholders and permits the Registrant to insure its directors, officers, employees and agents against certain liabilities as to which they may not be indemnified under the DGCL.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         (a) The following is a list of Exhibits included as part of this Post-Effective Amendment. Items marked with a single asterisk are filed herewith. Items marked with a double asterisk were filed by the Registrant with the SEC on January 14, 1997 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates.

4.1 Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1983.

4.2 Amendment to ARTICLE NINTH of Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1988.

4.3 Amendment changing name of Registrant to CLARCOR Inc. is hereby incorporated by reference to Exhibit 3.1(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1988.

4.4 Amendment to ARTICLE FOURTH of Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1(c) to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1990.

**4.5 Certificate of Designations of Series B Junior Participating Preferred Stock of Registrant as filed with the Secretary of State of the State of Delaware on April 2, 1996.

  4.6 Registrant's By-laws, as amended to date, are incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1995.

  4.7 Stockholder Rights Agreement dated as of March 28, 1996 between the Registrant and the First Chicago Trust Company of New York, as Rights Agent, is incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K filed on April 3, 1996.

 *4.8        United Air Specialists, Inc. 1984 Incentive Stock Option Plan.

 *4.9        United Air Specialists, Inc. 1985 Incentive Stock Option Plan.

 *4.10       United Air Specialists, Inc. 1991 Incentive Stock Option Plan.

 *4.11       United Air Specialists, Inc. 1994 Stock Option Plan.

 *4.12 United Air Specialists, Inc. 1994 Stock Option Plan for Nonemployee Directors.

**5.1 Opinion of Sidley & Austin regarding the legality of the securities being registered.

*23.1        Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Sidley & Austin (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

**24.1       Powers of Attorney.

         (b)     Not applicable.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on February 28, 1997.


                                        CLARCOR INC.

                                        By:
                                                   Lawrence E. Gloyd
                                                   ---------------------------
                                                   Lawrence E. Gloyd
                                                   Chairman of the Board and
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.


Lawrence E. Gloyd         Chairman of the Board    February 28, 1997
-----------------         and Chief Executive
Lawrence E. Gloyd                 Officer

Norman E. Johnson         President and Chief      February 28, 1997
-----------------         Operating Officer and
Norman E. Johnson                 Director

Bruce A. Klein            Vice President   -       February 28, 1997
--------------            Finance and Chief
Bruce A. Klein            Financial Officer
                          (principal financial
                          officer)

William F. Knese          Vice President,          February 28, 1997
----------------          Treasurer and
William F. Knese          Controller (principal
                          accounting officer)

        *                 Director
----------------------
J. Marc Adam

        *                 Director
----------------------
Milton R. Brown

        *                 Director
----------------------
Carl J. Dargene

        *                 Director
----------------------
Dudley J. Godfrey, Jr.

        *                 Director
----------------------
Stanton K. Smith, Jr.

        *                 Director
----------------------
Don A. Wolf

*By: Bruce A. Klein                                February 28, 1997
     --------------
     Bruce A. Klein
     Attorney-in-Fact


                                 EXHIBIT INDEX

         The following is a list of Exhibits included as part of this Post-Effective Amendment. Item marked with a single asterisk are filed herewith. Items marked with a double asterisk were filed by the Registrant with the SEC on January 14, 1997 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates.

  4.1 Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1983.

  4.2 Amendment to ARTICLE NINTH of Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1988.

  4.3 Amendment changing name of Registrant to CLARCOR Inc. is hereby incorporated by reference to Exhibit 3.1(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1988.

  4.4 Amendment to ARTICLE FOURTH of Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1(c) to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1990.

**4.5 Certificate of Designations of Series B Junior Participating Preferred Stock of Registrant as filed with the Secretary of State of the State of Delaware on April 2, 1996.

  4.6 Registrant's By-laws, as amended to date, are incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1995.

  4.7 Stockholder Rights Agreement dated as of March 28, 1996 between the Registrant and the First Chicago Trust Company of New York, as Rights Agent, is incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K filed on April 3, 1996.

 *4.8        United Air Specialists, Inc. 1984 Incentive Stock Option Plan.

 *4.9        United Air Specialists, Inc. 1985 Incentive Stock Option Plan.

 *4.10       United Air Specialists, Inc. 1991 Incentive Stock Option Plan.

 *4.11       United Air Specialists, Inc. 1994 Stock Option Plan.

 *4.12 United Air Specialists, Inc. 1994 Stock Option Plan for Nonemployee Directors.

**5.1 Opinion of Sidley & Austin regarding the legality of the securities being registered.

 *23.1       Consent of Coopers & Lybrand L.L.P.

  23.2 Consent of Sidley & Austin (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

**24.1       Powers of Attorney.